Exhibit 99.2

MICRONET ENERTEC
TECHNOLOGIES, INC

Always in Front

1Q 15 Financial Results
Conference Call

Forward Looking Statement
 This presentation contains express or implied forward-looking statements within the Private Securities
Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to those statements regarding our future growth, acceleration of sales, increased volumes and demand in the markets in which we operate, our strategy to become the major supplier of rugged tablets to the multibillion MRM growing market, our ability to penetrate the local fleet vertical market, the consolidation of our MRM operations in the U.S., our ability to diversify and expand our customer base, continuing demand in our defense and aerospace business, the defense strategies of armed forces worldwide, our ability to develop new customer relationships, our ability to meet the needs of our existing customers, market interest in our products, the introduction of new products and our ability to provide our solutions to  different applications. Such forward-
looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended
December 31, 2014 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Presenters

Tali Dinar - Chief Financial Officer
David Lucatz - Chairman of the Board
and CEO
Shai Lustgarten - CEO of Micronet Ltd.

First Quarter Overview

■   Began roll out of new “All-In-One” product line
■     Significant initial traction:
            ■  First telecom certification (Verizon)
      ■  $4+ million local fleet order
      ■       Initiation of the certification process with additional carriers
■    Consolidated quarterly revenue reflects transition to new
       product line
            ■  MRM revenue for the quarter up 9% from last year
               and down sequentially
            ■  Customers evaluating / Adapting new product
■    Continued diversification of customer base, 84% of
     Q1  2015 revenues were generated by new customers.

■    Local fleet vertical becoming larger portion of sales
    ■  Largest MRM vertical

MICRONET ENERTEC TECHNOLOGIES, INC

(in millions)
6
5
4
3
2
1
0
$5.6
$5.7
1Q 14
1Q 15

(in millions)
6
5
4
3
2
1
0
$3.3
$3.6
1Q 14
1Q 15

A&D
(in millions)
4
2
0
$2.2
$2.0
1Q 14
1Q 15

5

1Q 14 vs 1Q 15 Revenues
MRM
Sales Breakdown
Consolidated revenue for the quarter

MICRONET ENERTEC
TECHNOLOGIES, INC

A-317V
MICRONET
MICRONET

Next Generation A-317 Tablet
■    A-317 “All-In-One” tablet is significant technology
 advancement
    ■    Rugged integrated tablet solution
    ■    Offers 3.5G/4G LTE, Bluetooth and Wi-Fi
 applications
First Totally “Connected Product”; Transforms Product Offering

A-317 Tablet Roll Out
Product R&D
Carrier Certification;
Testing & Approval
Adaptation & Orders
●   Completed
●   Ongoing refinement
 with customers
Carrier Certification
● Verizon complete
● AT&T in progress
● In discussions with
    additional carriers
Customer Testing/Approval
● Multiple customers
    currently testing new
    product
●   $4m+ school bus
 purchase order in May
●   Expect orders to build
 over 2015

Income Statement Highlights
(in 000’s)
	Three Months Ended March 31,
	2015	2014

Revenues	$ 5,679	$ 5,567
Cost of revenues	3,928	3,515
Gross profit	1,751	2,052
Gross profit margin	31%	37%
Operating expenses:
Research and development	743	744
% of sales	13%	13%
Selling and marketing	469	391
% of sales	8%	7%
General and administrative	1,111	884
% of sales	20%	16%
Amortization of intangible assets	302	93
Total operating expenses	2,625	2,112
% of sales	46%	38%

Net income (loss) attributable to MICT	(705)	(332)
Basic and diluted income (loss) per share	(0.12)	(0.06)
Weighted average common shares outstanding:	5,856,246	5,831,246

Non-GAAP

	Three Months Ended March 31,
	2015	2014
GAAP net loss attributed to MICT	(705)	(332)
Total amortization of acquired intangible assets	189	49
Change in fair value of call options and warrants	0	(73)
Amortization of UTA's note discount and related expenses	0	50
Stock-based compensation	69	6
Income tax-effect of above non-GAAP adjustments	(9)	(7)
Total non-GAAP net income (loss) attributed to MICT	(456)	(307)
Non-GAAP net income (loss) per diluted share	(0.08)	(0.05)
Shares used in per share calculations	5,856,246	5,831,246

March 31, 2015	December 31, 2014
Cash, cash equivalents and marketable securities	$12.3M	$15.0M
Bank & others debts	$13.5M	$14.3M
Net Working Capital	$15.3M	$16.4M
Stockholders' Equity	$19.3M	$20.2M

Strong Balance Sheet

 Paid down last portion of UTA debt during 1Q15

ELD Mandate Opportunity
▪ Drivers are required to keep records of hours of service (HOS)
 ▪ Cannot drive over 11 hours per day
 ▪ Required rest periods
▪ Electronic Logging Devices (ELDs) connect to engine and replace paper logbooks
▪ Law being put in place requiring ELDs
2015   500,000 ELD equipped trucks
2017   ～2.6 Million trucks will require ELD
Passed by
congress
Comment period
closed
Law
enacted
Law
enforced
July ‘12
June ‘14
September ‘15
2017
 Background
 Timeline*
 Market Opportunity*
* Federal Motor Carrier Safety Administration:
“Electronic Logging Devices and Hours of Service Supporting Documents”—March 2014

Looking Forward
MRM
▪Local fleet market expected to grow 37% between 2014 and 20161
Aerospace/Defense
•Continuing trend to rely on missile defense systems support a potential demand for our missile defense offerings
▪Continuing strong potential for our systems and products across both divisions
1 Licht and Associates study (November 20, 2013)

 Macro Trends
 Medium to Long Term

Thank You
Q & A